Exhibit 1.02

Conflict Minerals Report of Texas Instruments Incorporated

for the Year Ending December 31, 2013

This Conflict Minerals Report should be read in conjunction with the definitions contained in the Securities and Exchange Commission instructions to Form SD and related rules. “Conflict minerals” refers to four specific metals regardless of their country of origin or whether they are financing or benefiting armed conflict: tantalum, tin, tungsten and gold.

During 2011-2013, we established management systems and due diligence procedures (our “CM Process”) as a basis for supply-chain management and disclosure compliance relating to the conflict minerals necessary to the functionality or production of products manufactured by TI, or contracted by TI to be manufactured, and required to be reported for 2013 (collectively, “CMs”). We designed the CM Process with the intent to conform in all material respects with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second Edition). The design of the CM Process included the following:

•	a conflict minerals policy;

•	an organizational structure and processes intended to ensure that our direct suppliers of CMs and each third-party manufacturer of our products that contain CMs (collectively, “Suppliers”) are made aware of TI’s policy on CMs and that information received by TI that is relevant to supply-chain due diligence reaches TI employees who have knowledge of the SEC disclosure requirements;

•	a process, which uses a reporting tool and data gathered by an electronics industry initiative (described below), to achieve control and transparency over our CM supply chain and identify the risk that our products may contain CMs financing or benefiting armed groups in the Democratic Republic of the Congo or any adjoining country (each a “Covered Country”);

•	assessment and management of risks identified through the process described above;

•	a mechanism for Suppliers and others to communicate to TI their concerns with respect to our CM Process;

•	reliance on the electronics industry initiative described below to validate supply chain due diligence; and

•	public reporting of the results of our due diligence.

Our ability to determine the origin and chain of custody of CMs, and whether they directly or indirectly finance or benefit armed groups in any Covered Country (the “Conflict Status”), is limited. Our supply chain for CMs is complex. In many cases, we are four or more steps removed from the smelter or the mine and we depend on information from Suppliers that themselves have incomplete information about the origin of the CMs they supply to us.

To gain insight into the country of origin, chain of custody and Conflict Status of our CMs, we relied primarily on the findings of the Conflict-Free Smelter Program (“CFSP”). Established by members of the Electronic Industry Citizenship Coalition (“EICC”) and the Global e-Sustainability Initiative (“GeSI”), CFSP is a voluntary program in which an independent third party evaluates smelters’ and refiners’ procurement and inventory practices and determines whether the smelter or refiner (“Smelter”) has demonstrated that all the materials it processed originated from conflict free sources.

The measures we took to exercise due diligence on the source and chain of custody of our CMs were as follows:

•	communicating our CM policy to Suppliers;

•	directing Suppliers to provide information concerning Smelters in their supply chains by completing and sending to us the Conflict Minerals Reporting Template (a tool developed by members of the EICC and GeSI that provides a common means for suppliers to provide their customers with information on the source of conflict minerals);

•	analyzing Suppliers’ Conflict Minerals Reporting Template responses for completeness and internal consistency and following up with Suppliers in an effort to get more information;

•	comparing the information received from Suppliers with the data made available by the CFSP concerning the country of origin and Conflict Status of CMs processed or refined by Smelters; and

•	reviewing other source materials, such as publications of the United Nations, if we were unable to determine, on the basis of the information provided by Suppliers and CFSP data, (i) the facility and country of origin of the CMs supplied to us, (ii) the Conflict Status of the CMs and (iii) whether the CMs were from recycled or scrap sources.

In responding to our data requests, many Suppliers named all the Smelters they had found in their supply chains, without specifying which Smelters were relevant to CMs actually supplied to TI. Accordingly, we refer below to Smelters as being “potentially” in our supply chain. Moreover, industry efforts to collect and verify origin information were continuing in 2013 and even now are incomplete, particularly for CMs other than tantalum. The results of our due diligence, which are summarized below, reflect these limitations.

Conflict Mineral	Determination
Tantalum

We identified 20 tantalum Smelters as potentially in our supply chain.

For 18 of the 20 Smelters, we determined that the tantalum was conflict free based on an independent third-party audit of the Smelters.

The origin of the materials processed by the other two Smelters was undeterminable, reflecting the limited information available.

Tin

We identified 46 tin Smelters as potentially in our supply chain.

For nine of the 46 Smelters, we determined that the tin was conflict free based on an independent third-party audit of the Smelters.

The origin of the materials processed by the other 37 Smelters was undeterminable, reflecting the limited information available.

Tungsten

We identified 19 tungsten Smelters as potentially in our supply chain.

For one of the 19 Smelters, we determined that the tungsten was conflict free based on an independent third-party audit of the Smelters.

The origin of the materials processed by the other 18 Smelters was undeterminable, reflecting the limited information available.

Gold

We identified 89 gold Smelters as potentially in our supply chain.

For 35 of the 89 Smelters, we determined that the gold was conflict free based on an independent third-party audit of the Smelters.

The origin of the materials processed by the other 54 Smelters was undeterminable, reflecting the limited information available.

The potential Smelters that processed materials of undeterminable origin are identified in the Appendix hereto.

On the basis of our due diligence, we found with respect to each of our products that (1) the information we had gathered had failed to clarify the country of origin and Conflict Status of at least one of the CMs contained in the product and (2) no CMs were from a source that, to our knowledge, was directly or indirectly financing or benefiting armed conflict in a Covered Country.

Our products are in the following categories as described in our annual report on Form 10-K for the year ending December 31, 2013: Analog products (including High Volume Analog & Logic, Power Management, High Performance Analog and Silicon Valley Analog products); Embedded Processing products (including Processors, Microcontrollers and Connectivity products); and Other products (including DLP® products, custom semiconductors known as application-specific integrated circuits and calculators). For further information about our products, please see the description of our products in Item 1 of the Form 10-K, which description is incorporated herein by reference.

Our efforts to determine the mine or location of origin of the CMs consisted of the due diligence measures described above.

Since the period covered by this Report, we have taken, or will take, the following steps to mitigate the risk that our CMs benefit armed groups in the Covered Countries, including to improve our due diligence:

•	redistribute copies of our CM policy to Suppliers;

•	emphasize to them our expectation that they respond fully and promptly to our information requests;

•	instruct them to advise us if they determine that any person or entity in their supply chain is directly or indirectly financing or benefiting armed groups in the Covered Countries; and

•	encourage them to direct all Smelters in their supply chains to participate in the CFSP or a similar third-party audit program.

This Conflict Minerals Report and our conflict minerals policy are available on our web site at www.ti.com/conflictminerals. We are not incorporating by reference the contents of our web site into this Conflict Minerals Report.

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Appendix

Listed below are the smelters and refiners we have determined to be potentially in our supply chain for 2013 that have processed CMs of undeterminable origin. As explained above, the presence of a smelter or refiner on the list does not indicate that TI products necessarily contained CMs processed by that smelter or refiner. The location information is as reported by the CFSP as of April 15, 2014.

Smelter or Refiner	Conflict Mineral	Location
Aida Chemical Industries Co. Ltd.	Gold	JAPAN

Almalyk Mining and Metallurgical Complex (AMMC)	Gold	UZBEKISTAN

Asaka Riken Co. Ltd.	Gold	JAPAN

Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold	TURKEY

Aurubis AG	Gold	GERMANY

Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	PHILIPPINES

Boliden AB	Gold	SWEDEN

Caridad	Gold	MEXICO

Cendres & Métaux SA	Gold	SWITZERLAND

Chimet SpA	Gold	ITALY

Chugai Mining	Gold	JAPAN

Daejin Indus Co. Ltd.	Gold	REPUBLIC OF KOREA

DaeryongENC	Gold	REPUBLIC OF KOREA

Do Sung Corporation	Gold	REPUBLIC OF KOREA

FSE Novosibirsk Refinery	Gold	RUSSIAN FEDERATION

Guangdong Jinding Gold Limited	Gold	CHINA

Heimerle + Meule GmbH	Gold	GERMANY

Heraeus Precious Metals GmbH & Co. KG	Gold	GERMANY

Heraeus Ltd. Hong Kong	Gold	HONG KONG

Hwasung CJ Co. Ltd.	Gold	REPUBLIC OF KOREA

Japan Mint	Gold	JAPAN

Jiangxi Copper Company Limited	Gold	CHINA

JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	RUSSIAN FEDERATION

JSC Uralectromed	Gold	RUSSIAN FEDERATION

Kazzinc Ltd.	Gold	KAZAKHSTAN

Korea Metal Co. Ltd.	Gold	REPUBLIC OF KOREA

Kyrgyzaltyn JSC	Gold	KYRGYSTAN

L’azurde Company For Jewelry	Gold	SAUDI ARABIA

Lingbao Jinyuan Tonghui Refinery Co. Ltd.	Gold	CHINA

LS-Nikko Copper Inc.	Gold	REPUBLIC OF KOREA

Met-Mex Peñoles, S.A.	Gold	MEXICO

Moscow Special Alloys Processing Plant	Gold	RUSSIAN FEDERATION

Nadir Metal Rafineri San. Ve Tic. A.Ş.	Gold	TURKEY

Navoi Mining and Metallurgical Combinat	Gold	UZBEKISTAN

OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Gold	RUSSIAN FEDERATION

OJSC Kolyma Refinery	Gold	RUSSIAN FEDERATION

Prioksky Plant of Non-Ferrous Metals	Gold	RUSSIAN FEDERATION

PT Aneka Tambang (Persero) Tbk	Gold	INDONESIA

PX Précinox SA	Gold	SWITZERLAND

Rand Refinery (Pty) Ltd.	Gold	SOUTH AFRICA

Sabin Metal Corp.	Gold	UNITED STATES

Samwon Metals Corp.	Gold	REPUBLIC OF KOREA

Schone Edelmetaal	Gold	NETHERLANDS

Shandong Zhaojin Gold & Silver Refinery Co. Ltd.	Gold	CHINA

So Accurate Group, Inc.	Gold	UNITED STATES

The Great Wall Gold and Silver Refinery of China	Gold	CHINA

The Refinery of Shandong Gold Mining Co. Ltd.	Gold	CHINA

Tongling Nonferrous Metals Group Co., Ltd.	Gold	CHINA

Torecom	Gold	REPUBLIC OF KOREA

Umicore Brasil Ltda.	Gold	BRAZIL

Yamamoto Precious Metal Co., Ltd.	Gold	JAPAN

Yokohama Metal Co. Ltd.	Gold	JAPAN

Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CHINA

Zijin Mining Group Co. Ltd.	Gold	CHINA

Changsha South Tantalum Niobium Co. Ltd.	Tantalum	CHINA

JiuJiang JinXin Nonferrous Metals Co. Ltd.	Tantalum	CHINA

CNMC (Guangxi) PGMA Co. Ltd.	Tin	CHINA

Cooper Santa	Tin	BRAZIL

PT Prima Timah Utama	Tin	INDONESIA

CV Serumpun Sebalai	Tin	INDONESIA

CV United Smelting	Tin	INDONESIA

EM Vinto	Tin	BOLIVIA

Fenix Metals	Tin	POLAND

Gejiu Zi-Li	Tin	CHINA

Huichang Jinshunda Tin Co. Ltd.	Tin	CHINA

Jiangxi Nanshan	Tin	CHINA

Kai Unita Trade Limited Liability Company	Tin	CHINA

Linwu Xianggui Smelter Co.	Tin	CHINA

Metallo Chimique	Tin	BELGIUM

Minmetals Ganzhou Tin Co. Ltd.	Tin	CHINA

Mitsubishi Materials Corporation	Tin	JAPAN

Novosibirsk Integrated Tin Works	Tin	RUSSIAN FEDERATION

O.M. Manufacturing (Thailand) Co., Ltd.	Tin	THAILAND

PT Artha Cipta Langgeng	Tin	INDONESIA

PT Babel Inti Perkasa	Tin	INDONESIA

PT Bangka Putra Karya	Tin	INDONESIA

PT Bangka Tin Industry	Tin	INDONESIA

PT Belitung Industri Sejahtera	Tin	INDONESIA

PT DS Jaya Abadi	Tin	INDONESIA

PT Eunindo Usaha Mandiri	Tin	INDONESIA

PT Mitra Stania Prima	Tin	INDONESIA

PT Sariwiguna Binasentosa	Tin	INDONESIA

PT Stanindo Inti Perkasa	Tin	INDONESIA

PT Tambang Timah	Tin	INDONESIA

PT Tinindo Inter Nusa	Tin	INDONESIA

PT Refined Bangka Tin	Tin	INDONESIA

Rui Da Hung	Tin	TAIWAN

Soft Metais Ltda.	Tin	BRAZIL

PT Timah	Tin	INDONESIA

White Solder Metalurgia	Tin	BRAZIL

Liuzhou China Tin	Tin	CHINA

Yunnan Chengfeng	Tin	CHINA

China Rare Metal Materials Company	Tin	CHINA

A.L.M.T. Corp.	Tungsten	JAPAN

Kennametal Huntsville	Tungsten	UNITED STATES

Guangdong Xianglu Tungsten Industry Co., Ltd.	Tungsten	CHINA

Chongyi Zhangyuan Tungsten Co. Ltd.	Tungsten	CHINA

Dayu Weiliang Tungsten Co., Ltd.	Tungsten	CHINA

Fujian Jinxin Tungsten Co., Ltd.	Tungsten	CHINA

HC Starck GmbH	Tungsten	GERMANY

Hunan Chenzhou Mining Group Co.	Tungsten	CHINA

Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	Tungsten	CHINA

Japan New Metals Co Ltd.	Tungsten	JAPAN

Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Tungsten	CHINA

Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	CHINA

Kennametal Fallon	Tungsten	UNITED STATES

Tejing (Vietnam) Tungsten Co. Ltd.	Tungsten	VIETNAM

Wolfram Bergbau und Hütten AG	Tungsten	AUSTRIA

Wolfram Company CJSC	Tungsten	RUSSIAN FEDERATION

Xiamen Tungsten Co. Ltd.	Tungsten	CHINA

Zhuzhou Cemented Carbide Group Co. Ltd.	Tungsten	CHINA